EXHIBIT 99.1

Sundance Strategies, Inc. Announces new CFO
Provo, Utah- January 11, 2018-Sundance Strategies, Inc. (OTCQB: SUND), an innovative company engaged in acquiring related insurance contracts, policies and obligations into secure, reinsured Net Insurance Benefits known as (NIBs), today announces the appointment of Karl Farnsworth as Chief Financial Officer.

Karl Farnsworth is a licensed CPA and Lean/Six Sigma certified, who has strong multinational CFO and operational experience in both private and public companies experiencing rapid growth.  Before joining Sundance Strategies, Karl was CFO of Amedica Corporation.  He also served as the SVP and Treasurer of Energy Solutions, Inc. (NYSE:ES) in Salt Lake City, Utah.  Prior to relocating to Utah he was the CFO of Alcan Products Corp. of the Rio Tinto Group (NYSE:RIO).  Earlier in his career Karl was CFO within the Rheinmetall Group (German:MDAX:RHM).  Additionally Karl has worked close to a decade in the Oil and Gas Industry with Kerr-McGee Corporation (now Anadarko Petroleum Corp. NYSE:APC) and Marathon Oil Company (NYSE:MRO) as Chief Accountant and International Auditor, respectively.  Karl holds a BS degree in Accounting from Brigham Young University and an MBA degree from Ohio State University in Finance and Operations Management.  He has served on numerous international Boards as Director and is fluent in German.  Karl participates with angel investors and is active in growing small to mid-sized businesses.  He has a strong acumen in cash generation, whether through improving capital, debt management or assisting in raising capital.

Kraig Higginson, Executive Chairman of Sundance Strategies said, "We are very excited to have Karl joining our company as Chief Financial Officer.  Karl has deep and broad experience, and will add skills and discipline to our continued effort to expand and grow our Company.  Sundance will benefit greatly from his years of experience and his unique business background."

About Sundance Strategies, Inc.
Sundance Strategies, Inc., (OTCQB: SUND) is a specialty financial services company, engaged in the life settlement market activities in the United States. It is involved in purchasing or acquiring the Net Insurance Benefits (NIBs) from pools of life insurance policies and residual interests in or financial products tied to life insurance policies, including notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of insurance, life settlements, and related insurance contracts. The company is based in Provo, Utah. For more information, please visit www.sundancestrategies.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Investor Relations:
MZ North America
Chris Tyson
Managing Director
(949) 491-8235
SUND@mzgroup.us
www.mzgroup.us